UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices—zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On May 10, 2004, Global Imaging Systems, Inc. (“Global”) acquired all the issued and outstanding stock of Imagine Technology Group, Inc. (“ITG”) pursuant to a Stock Purchase Agreement dated April 5, 2004, by and among Global, ITG Acquisition I Corporation, ITG and Imagine Technology Group, LLC and its members (“Sellers”).

As consideration for the ITG stock, Global paid ITG and its creditors approximately $104.44 million in cash, $4.0 million of which was placed in escrow and is subject to post-closing adjustments, plus 813,464 shares of Global’s common stock, par value $.01 per share, that was held in treasury. Global used more than $40 million cash on hand and expanded the term-loan portion of its credit facility by $70 million to pay the cash portion of the purchase price. The revised and expanded credit facility, which was also amended to lower the interest rates and certain fees applicable to both the term and revolving credit facilities provided thereunder, also effected a reduction of the revolving credit facility by $20 million to $70 million in overall availability. The amended credit facility was provided by a group of banks and financial institutions led by Wachovia National Association. Wachovia Capital Markets, LLC arranged and structured the credit facility amendments and also acted as Global’s financial advisor in connection with the acquisition. The common stock issued to ITG’s shareholder has been registered for resale with the Securities and Exchange Commission using a registration statement on Form S-3.

The ITG companies acquired by Global provide office technology solutions to middle-market customers from 22 locations including nine offices in California, seven in Texas, two in Arizona, one in Oregon and three in Washington. The companies sell and service Sharp, Ricoh/Savin, Toshiba and Konica/Minolta copiers along with leading brands of other office equipment. Global and the ITG companies sell and service similar office technology to a similar base of middle-market customers. After the acquisition of ITG, Global has 173 locations in 28 states and the District of Columbia.

The terms of the Stock Purchase Agreement, including the consideration paid by Global, were determined in arms’-length negotiations between Global, on one hand, and the Sellers, on the other.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Imagine Technology Group, Inc.

Financial statements for ITG are not being filed with the initial filing of this report, but will be filed with an amendment to this report no later than July 26, 2004.

(b) Pro Forma Financial Information.

Pro forma financial information is not being filed with the initial filing of this report, but will be filed with an amendment to this report no later than July 26, 2004.

(c) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated April 5, 2004, by and among Global Imaging Systems, Inc., ITG Acquisition I Corporation, Imagine Technology Group, Inc. and Imagine Technology Group, LLC, together with its members. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.2	Amendment and Waiver to Stock Purchase Agreement, dated as of May 10, 2004, by and among Global Imaging Systems, Inc., ITG Acquisition I Corporation, Imagine Technology Group, Inc. and Imagine Technology Group, LLC, together with its members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2004	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ RAYMOND SCHILLING
Raymond Schilling Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Stock Purchase Agreement, dated April 5, 2004, by and among Global Imaging Systems, Inc., ITG Acquisition I Corporation, Imagine Technology Group, Inc. and Imagine Technology Group, LLC, together with its members. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.2	Amendment and Waiver to Stock Purchase Agreement, dated as of May 10, 2004, by and among Global Imaging Systems, Inc., ITG Acquisition I Corporation, Imagine Technology Group, Inc. and Imagine Technology Group, LLC, together with its members.